Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated April 13, 2007 relating to the consolidated financial statements of Tidelands Oil & Gas Corporation for the year ended December 31, 2006 into (i) the Annual Report filed on Form 10-K, as amended, for the year ended December 31, 2007 and (ii) the Registration Statement filed on Form S-8 (File No. 333-140742).

/s/ Baum & Co., P.A.

Coral Springs, Florida
April 18, 2008